Exhibit 4.2

     THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

WMS INDUSTRIES INC.

COMMON STOCK PURCHASE WARRANT

     This certifies that, for good and valuable consideration, WMS Industries Inc., a Delaware corporation (the “Company”), grants to HASBRO, INC. (“Hasbro” or the “Warrantholder”), the right to subscribe for and purchase from the Company 250,000 validly issued, fully paid and nonassessable shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.50 per share (the “Common Stock”), at the purchase price per share of $35.04 (the “Exercise Price”), from time to time after vesting of the Warrant and before 5:00 PM Eastern Standard Time on September 14, 2013 (the “Expiration Date”), all subject to the terms, conditions and adjustments herein set forth.

     1. Duration and Exercise of Warrant; Limitation on Exercise; Payment of Taxes.

          1.1. Vesting. The Warrant shall vest upon the earlier of:

                    1.1.1. with respect to 20% of the 250,000 Warrant Shares per year commencing January 1, 2007 and continuing on each anniversary of January 1, 2007; or

                    1.1.2. with respect to 100% of the 250,000 Warrant Shares, or such portion thereof as are then unvested, upon the earlier to occur of:

                         (a) delivery of notice from Hasbro and Hasbro International, Inc. to WMS Gaming Inc. (“WMS Gaming”) of waiver of the “Extension Royalty Requirement”, as such term is defined in that certain License Agreement and License Agreement Summary dated September 1, 1997, as amended (the “License Agreement”), between Hasbro and Hasbro International, Inc., on the one hand, and WMS Gaming, on the other; or

                         (b) extension of the License Agreement by WMS Gaming for the Second Extension Term (as such term is defined in the License Agreement).

          1.2. Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, the Warrant may be exercised, in whole or in part, by the Warrantholder by:

                    1.2.1. the delivery of this Warrant to the Company, with a duly executed Exercise Form attached as Exhibit A hereto specifying the number of Warrant Shares to be purchased, prior to the Expiration Date; and

                    1.2.2. the delivery of payment to the Company, for the account of the Company, by cash, by wire transfer of immediately available funds or by certified or bank cashier’s check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

          1.3. Conversion of Warrant.

                    1.3.1 Right to Convert. In addition to, and without limiting, the other rights of the Warrantholder hereunder, the Warrantholder shall have the right (the “Conversion Right”) to convert this Warrant or any part hereof into Warrant Shares at any time and from time to time to the extent that this Warrant has vested and prior to the Expiration Date. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder, without payment by the Warrantholder of any Exercise Price or any cash or other consideration, that number of Warrant Shares computed using the following formula:

X= Y (A-B) — A

Where:	X= The number of Warrant Shares to be issued to the Holder

Y= The number of Warrant Shares purchasable pursuant to this Warrant or such lesser number of Warrant Shares as may be selected by the Warrantholder

A= The Fair Market Value (as defined in Section 6.1.6 of one Warrant Share as of the Conversion Date

B= The Exercise Price

                    1.3.2 Method of Conversion. The Conversion Right may be exercised by the Warrantholder by the surrender of this Warrant to the Company, together with a written statement (the “Conversion Statement”) specifying that the Warrantholder intends to exercise the

Conversion Right and indicating the number of Warrant Shares to be acquired upon exercise of the Conversion Right. Such conversion shall be effective upon the Company’s receipt of this Warrant, together with the Conversion Statement, or on such later date as is specified in the Conversion Statement (the “Conversion Date”) and, at the Warrantholder’s election, may be made contingent upon the closing of the consummation of the sale of Common Stock pursuant to a Registration Statement (as defined in Section 8.1 below). Certificates for the Warrant Shares so acquired shall be delivered to the Holder within a reasonable time, not exceeding three (3) Business Days after the Conversion Date. If applicable, the Company shall, upon surrender of this Warrant for cancellation, deliver a new Warrant evidencing the rights of the Warrantholder to purchase the remaining Warrant Shares which new Warrant shall in all other respects be identical to this Warrant. A “Business Day” is a day other than Saturday, Sunday or a day on which national banks are authorized by law to close in the State of Illinois.

          1.4. Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within three (3) Business Days after receipt of the Exercise Form and receipt of payment of the purchase price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical to this Warrant.

          1.5. Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax or other incidental expense of issuance; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Warrantholder as reflected upon the books of the Company.

     2. Warrantholder Representations and Warranties; Restrictions on Transfer; Restrictive Legends.

          2.1. The Warrantholder represents and warrants that:

                    2.1.1. The Warrantholder (i) is acquiring the Warrants, and (ii) upon exercise of the Warrants will acquire the Warrant Shares (the Warrants and Warrant Shares collectively are referred to herein as the “Securities”) for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.

                    2.1.2. The Warrantholder is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D under the 1933 Act.

                    2.1.3. The Warrantholder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Warrantholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Warrantholder set forth herein in order to determine the availability of such exemptions and the eligibility of Warrantholder to acquire the Securities.

                    2.1.4. The Warrantholder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Warrantholder.

                    2.1.5. The Warrantholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                    2.1.6. The Warrantholder understands that (i) the Securities have not been and are, except as provided in Section 8 hereof, not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned, pledged or transferred or otherwise disposed of unless (A) subsequently registered thereunder, (B) the Warrantholder shall have delivered to the Company an opinion of counsel, in form and substance reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Warrantholder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”); and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder

                    2.1.7. The Warrantholder shall not sell, assign or otherwise transfer, pledge or hypothecate all or part of this Warrant without the prior written consent of the Company; provided that (x) any such sale, assignment or other transfer by the Warrantholder of the Warrant in its entirety to an entity owned or controlled by the Warrantholder (but only for so long as it remains so owned or controlled and such entity agrees (i) to be bound by the terms and conditions of this Warrant pursuant to an agreement reasonably acceptable to the Company (“Assumption Agreement”) and (ii) to transfer this Warrant back to the Holder if it ceases to be owned or controlled by the Holder), and (y) any such sale, assignment or other transfer by the Warrantholder of the Warrant in its entirety to the successor to the Warrantholder or substantially all of Warrantholder’s assets or business in connection with (i) the merger, consolidation or reorganization of the Warrantholder or (ii) the sale, assignment, transfer or other disposition of all or substantially all of the Warrantholder’s assets or business in one or more related transactions, provided that any transferee described in this clause (y) executes an Assumption Agreement, may be effected without any such consent.

                    2.1.8. Except as otherwise agreed to by the Company, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                    THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

Except as otherwise agreed to by the Company, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                    2.1.9 Except with respect to the restrictions set forth in Section 2.1.7 above, the restrictions imposed under this Section 2 upon the transferability of the Warrant and the shares of Common Stock acquired upon the exercise of this Warrant shall cease when (i) the Warrant Shares have been sold pursuant to a registration statement that is effective under the 1933 Act, (ii) the Company is presented with an opinion of counsel reasonably satisfactory to the Company that such restrictions are no longer required in order to insure compliance with the 1933 Act or with a Securities and Exchange Commission (“Commission”) “no-action” letter stating that future transfers of such securities by the transferor or the contemplated transferee would be exempt from registration under the 1933 Act, or (iii) such securities may be transferred in accordance with Rule 144(k). When such restrictions terminate, the Company shall, or shall instruct its transfer agent to, promptly, and without expense to the holder issue new securities in the name of the holder not bearing the legends required under this Section 2.

                    2.1.10 At the Warrantholder’s option, this Warrant may be exchanged for one or more other Warrants representing the right to purchase a like aggregate number of shares of Common Stock upon surrender of such Warrant(s) to the Company as is represented by this Warrant; provided, however, that this Warrant shall not be exchanged for other Warrants unless each such new Warrant represents the right to purchase at least 50,000 shares of Common Stock. Whenever this Warrant is so surrendered to the Company for exchange, the Company shall execute and deliver the Warrants which the Warrantholder is entitled to receive. All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange. No service charge shall be made for any exchange of this Warrant.

     3. Company Representations and Warranties.

     The Company hereby represents and warrants as follows:

          3.1. All Warrant Shares that are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue.

          3.2. During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

          3.3. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights.

          3.4. The execution, delivery and/or performance by the Company of this Warrant shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law or a breach of any provision contained in the Company’s Certificate of Incorporation or Bylaws or contained in any agreement, instrument or document to which the Company is a party or by which it is bound.

          3.5. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the valid issuance of the Warrant or for the performance of any of the Company’s obligations hereunder, except in connection with listing of the Warrant Shares on the New York Stock Exchange, which listing will be effected in accordance with the rules and regulations of the New York Stock Exchange and in connection with the registration of the Warrant Shares under the 1933 Act.

          3.6. The Company, at its expense, will take all such action as may be necessary to assure that the Common Stock issuable upon the exercise of this Warrant may be so issued without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which any capital stock of the Company may be listed or quoted, as the case may be. Such action by the Company may include, but not be limited to, causing such shares to be duly registered or approved, listed or quoted on relevant domestic securities exchanges or automated quotation systems.

     4. Loss or Destruction of Warrant.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such indemnification as the Company may require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

     5. Ownership of Warrant.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

     6. Certain Adjustments.

          6.1. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

                    6.1.1. Stock Dividends, etc. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised in full immediately prior thereto, and the Exercise Price will be adjusted as provided below in Section 6.1.5.

                    6.1.2. Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised in full immediately prior thereto, and the Exercise Price will be adjusted as provided below in Section 6.1.5.

                    6.1.3. Reorganization, Merger, etc. If any capital reorganization of the Company, any recapitalization or reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a “Transaction”), shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for

Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such Transaction by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised in full immediately before such Transaction. This section shall apply to successive reorganizations, reclassifications, recapitalizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant.

                    6.1.4. Carryover. Notwithstanding any other provision of this Section 6.1, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

                    6.1.5. Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as provided in this Section 6, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                    6.1.6. Antidilution Provisions.

                         (a) Definitions. For purposes of this Section 6.1.6 the following definitions shall apply:

     “Common Stock Equivalents” shall mean Convertible Securities and rights entitling the holder thereof to receive directly, or indirectly, additional shares of Common Stock without the payment of any consideration by such holder for such additional shares of Common Stock or Common Stock Equivalents.

     “Common Stock Outstanding” shall mean the aggregate of all Common Stock outstanding and all Common Stock issuable upon conversion of all outstanding Convertible Securities and exercise of all options.

     “Convertible Securities” means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event or both.

     “Current Exercise Price” shall mean the Exercise Price immediately before the occurrence of any event, which, pursuant to Section 6.1.6, causes an adjustment to the Exercise Price.

     “Fair Market Value” means with respect to a share of Common Stock at any date:

          (i) If shares of Common Stock are being sold pursuant to a public offering under an effective registration statement under the 1933 Act which has been declared effective by the Commission and Fair Market Value is being determined as of the closing of the public offering, the “per share price to public” specified for such shares in the final prospectus for such public offering;

          (ii) If shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system and Fair Market Value is not being determined as of the date described in clause (i) of this definition, the closing price for the trading day immediately preceding such date;

          (iii) If no shares of Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system or being offered to the public pursuant to a registration described in clause (i) of this definition, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown by the Nasdaq Stock Market or, if such shares are not then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Company and reasonably acceptable to the Warrantholder;

          (iv) If no shares of Common Stock are then listed or admitted to trading on any national exchange or traded on any national market system, if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market and if no such shares are being offered to the public pursuant to a registration described in clause (i) of this definition, the fair value of a share of Common Stock shall be as determined by an investment bank selected by Company with the approval of the Warrantholder (which approval shall not be unreasonably withheld or delayed), the costs of such investment banker to be paid by the Company.

                         (b) Adjustments to Exercise Price. The Exercise Price in effect from time to time shall be subject to adjustment in certain cases as follows:

          (i) In case the Company shall at any time after the issue date of this Warrant issue or sell any Common Stock or Common Stock Equivalent without consideration, or for a consideration per share less than the then Fair Market Value, then, and thereafter successively upon each such issuance or sale, the Current Exercise Price shall simultaneously with such issuance or sale be adjusted to an Exercise Price (calculated to the nearest cent) determined by multiplying the Current Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding on such date of sale or issuance plus the number of shares of Common Stock which the aggregate consideration received for the issuance or sale of such additional shares would purchase at the Fair Market Value and the denominator of which shall be the number of shares of Common Stock Outstanding immediately after the issuance or sale.

               For the purposes of this subsection, the following provisions shall also be applicable:

                    (A) Cash Consideration. In case of the issuance or sale of additional Common Stock or Common Stock Equivalents for cash, the consideration received by the Company therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such shares are offered by the Company for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

                    (B) Non-Cash Consideration. In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Common Stock, options or Convertible Securities for a consideration other than cash or a consideration, a part of which shall be other than cash, the fair value of such consideration as determined by the board of directors of the Company in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this section, of the consideration other than cash received by the Company for such securities.

                    (C) Options and Convertible Securities. In case the Company shall in any manner issue or grant any options or any Convertible Securities, the total maximum number of shares of Common Stock issuable upon the exercise of such options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this section and to have been issued for the sum of the amount (if any) paid for such options or Convertible Securities and the minimum amount (if any) payable upon the exercise of such options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of subsection (D) below, no adjustment or further adjustment of the Exercise Price shall be made upon the actual issuance of (a) any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities or the exercise of such options or (b) any Common Stock issued or sold pursuant to conversion of any Convertible Securities or exercise of any Options to the extent outstanding on the date of issue of this Warrant.

                    (D) Change in Option Price or Conversion Rate. If the exercise price provided for in any option referred to in subsection (C) above, or the rate at which any Convertible Securities referred to in subsection (C) are convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Current Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such options or Convertible Securities still outstanding provided for such changed exercise price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the exercise price provided for in any such option referred to in subsection (C), or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection (C), or the rate at which any Convertible Securities referred to in subsection (C) are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution and such reduction would trigger an adjustment under this section, then in case of the delivery of shares of Common Stock upon the exercise of any such option or upon conversion or exchange of any such Convertible Security, the Current Exercise Price then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have obtained had such option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common Stock actually delivered and for the consideration actually received for such option or Convertible Security and the Common Stock.

                    (E) Termination of Option or Conversion Rights. In the event of the termination or expiration of any right to purchase Common Stock under any option or of any right to convert or exchange Convertible Securities, the Current Exercise Price shall, upon such termination, be changed to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Common Stock Outstanding.

                    (F) Notwithstanding anything to the contrary set forth above, no adjustment pursuant to this Section 6.1.6 shall be made for the issuance of stock options or other securities of the Company issued to employees, directors or consultants of the Company with the approval of, or pursuant to a plan approved by, the Board of Directors of the Company; provided, however, that for purposes of this Warrant, “consultant” shall mean (x) individuals who are natural persons, and (y) provide bona fide services to the Company or its subsidiaries, and (z) such services are not in connection with the offer or sale of the Company’s securities in a capital raising transaction and do not relate to the promotion or maintenance of a market for the Company’s securities.

          6.2. Notice of Adjustments. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments setting forth in reasonable detail the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

          6.3. Extraordinary Corporate Events. If the Company, after the date hereof, proposes to effect (i) any transaction described in Sections 6.1.1, 6.1.2 or 6.1.3 hereof, or (ii) a liquidation, dissolution or winding up of the Company or (iii) any payment of a dividend or distribution with respect to the Common Stock (other than a cash dividend or distribution), then, in each such case, the Company shall mail to the Warrantholder a notice describing such proposed action and specifying the date on which the Company’s books shall close, or a record shall be taken, for determining the holders of Common Stock entitled to participate in such action, or the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities and/or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed to the Warrantholder at least ten days prior to the record date for any such action. The failure to give notice required by this Section 6.3 or any defect therein shall be a breach of this Warrant but shall not affect the legality or validity of the action taken by the Company or the vote upon any such action. Unless specifically required by this Section 6, the Exercise Price, the number of shares covered by each Warrant and the number of Warrants outstanding shall not be subject to adjustment as a result of the Company being required to give notice pursuant to this Section 6.3.

          6.4. No Impairment. The Company shall not, by amendment of the Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

     7. Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise or conversion of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to the product of such fractional interest and the Exercise Price paid by the holder for its Warrant Shares upon such exercise.

     8. Piggyback Registration Rights.

          8.1. Registration Statements. If at any time the Company proposes to register for its own account any of its Common Stock under the 1933 Act by registration on any form other than Form S-4 or S-8 (even if other stockholders will participate in such registration), it shall each such time give written notice to the Warrantholder of its intention to do so at least 10 Business Days prior to the initial filing of a registration statement or statements or similar documents (the “Registration Statement”) for such registration. Upon the written request of the Warrantholder, made within 5 Business Days after the receipt of any such notice (which request shall specify the Warrant Shares intended to be disposed of by the Warrantholder and the intended method of disposition), the Company shall use its reasonable best efforts to effect the registration under the 1933 Act of all the Warrant Shares that the Company has been so requested to register by the Warrantholder to the extent required to permit the disposition of such Warrant Shares in accordance with the intended methods of disposition thereof described as aforesaid; provided, however, that, in the case of an underwritten offering, prior to the effective date of the registration statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter of the price at which such securities are to be sold, if such price is below the price which the Warrantholder shall have indicated to be acceptable to the Warrantholder, the Company shall so advise the Warrantholder of such price, and the Warrantholder shall then have the right to withdraw its request to have its Warrant Shares included in such registration statement; provided further, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Warrantholder and the Company shall be relieved of its obligation to register any Warrant Shares in connection with such registration (but not from any obligation of the Company to pay the registration expenses in connection therewith). The obligations of the Company to effect a registration pursuant to this Section 8.1 shall continue until all of the Warrant Shares have been sold or could immediately be sold pursuant to Rule 144(k) promulgated by the Commission.

          8.2. Underwriter Holdback. If the managing underwriter of any underwritten offering under this Section 8 shall inform the Company by letter that, in its opinion, the number of Warrant Shares requested to be included in such registration would adversely affect such offering, and the Company has so advised the Warrantholder in writing, then the Company will include in such registration, to the extent of the number that the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, any holders with contractual rights senior to the Warrantholder, third, the Warrant Shares requested to be included in such registration pursuant to this Warrant and, fourth, all other securities proposed to be registered.

          8.3. Obligations of the Company. In connection with the registration of the Warrant Shares as contemplated by Section 8 the Company shall:

                    8.3.1. Following receipt of a written request from the Warrantholder under Section 8.1 to register Warrant Shares with the SEC, prepare and file a Registration Statement with respect to the securities to be sold by the Company together with the Warrant Shares to be sold by the Warrantholder, and thereafter use its reasonable commercial efforts to cause the Registration Statement to become effective as soon as practicable, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), in each case, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading:

                    8.3.2. Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Warrant Shares covered by the Registration Statement until the earlier to occur of (i) such time as all of such Warrant Shares have been disposed of in accordance with the intended methods of disposition by the Warrantholder as set forth in the Registration Statement and (ii) the expiration of one year from the date the registration statement is declared effective by the Securities and Exchange Commission;

                    8.3.3. Furnish to the Warrantholder (without charge to the Warrantholder) such number of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto and such other documents, as the Warrantholder may reasonably request in order to facilitate the disposition of the Warrant Shares; the Company consents to the use of the prospectus and any amendment or supplement thereto by the Warrantholder in connection with the offering and the sale of the Warrant Shares covered by the prospectus or any amendment or supplement thereto;

                    8.3.4. Use its reasonable commercial efforts to (a) register and qualify the Warrant Shares covered by the Registration Statement under such securities or Blue Sky laws of such jurisdictions as the Warrantholder reasonably requests, (b) prepare and file in those jurisdictions all required amendments (including post-effective amendments) and supplements, (c) take such other reasonable actions as may be necessary to maintain such registrations and qualifications in effect at all times the Registration Statement is in effect and (d) take all other reasonable actions necessary or advisable to enable the disposition of such securities in all such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.3.4.

                    8.3.5. In the event of an underwritten offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, and in the case of any non-underwritten offering, provide to broker-dealers participating in any distribution of Warrant Shares reasonable indemnification.

                    8.3.6. Promptly (and in any event within two Business Days) notify the Warrantholder of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and use its reasonable commercial efforts to prepare promptly a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Warrantholder as such Warrantholder may reasonably request;

                    8.3.7. Promptly (and in any event within two Business Days) notify the Warrantholder (and, in the event of an underwritten offering, the managing underwriters) of the issuance by the Securities and Exchange Commission of any stop order or other suspension of effectiveness of the Registration Statement, and use its reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement;

                    8.3.8. Make available for inspection by the Warrantholder, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant, or other agent retained by the Warrantholder or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Registration Statement;

                    8.3.9. Use its reasonable commercial efforts either to (a) cause all the Warrant Shares covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Warrant Shares is then permitted under the rules of such exchange or, (b) if similar securities issued by the Company are not then listed on a national securities exchange, cause all the Warrant Shares covered by the Registration Statement to be listed or included for trading on the exchange or quotation system on which similar securities issued by the Company are then listed or traded; and

                    8.3.10. Promptly (and in any event within two Business Days) notify the Warrantholder when the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective.

                    8.3.11. Use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, to the extent required, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

          8.4. Obligations of the Warrantholder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Warrant that the Warrantholder shall comply with its obligations under this Warrant, including this Section 8.4.

                    8.4.1. The Warrantholder shall furnish to the Company such information regarding itself, the Warrant Shares and the intended method of disposition of the Warrant Shares as shall be reasonably required to effect the registration of the Warrant Shares and shall execute such documents and agreements in connection with such registration as the Company may reasonably request, all in a timely manner so as to enable the Company to comply with its obligations hereunder. Concurrent with the notice delivered pursuant to Section 8.1 above, the Company shall notify the Warrantholder of the information the Company requires from the Warrantholder (the “Requested Information”) if the Warrantholder elects to have any of its Warrant Shares included in the Registration Statement. If within 5 Business Days of the notice delivered by the Company pursuant to Section 8.1 above, the Company has not received the Requested Information from the Warrantholder and the Company has properly notified the Warrantholder in accordance with the preceding sentence, then the Company may file the Registration Statement without including Warrant Shares.

                    8.4.2. The Warrantholder, by its acceptance of the Warrant Shares agrees to cooperate with any reasonable request made by the Company in connection with the preparation and filing of any registration statement hereunder which includes the Warrant Shares.

                    8.4.3. In the event of an underwritten offering, the Warrantholder agrees to enter into and perform its obligations under any underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonable required in order to expedite or facilitate the disposition of the Warrant Shares.

                    8.4.4. The Warrantholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.3.6, the Warrantholder will immediately discontinue disposition of Warrant Shares pursuant to the Registration Statement covering such Warrant Shares until the Warrantholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.3.6 and, if so directed by the Company, the Warrantholder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction ) all copies, other than permanent file copies then in the Warrantholder’s possession, of the prospectus covering Warrant Shares at the time of receipt of such notice; and

                    8.4.5. The Warrantholder may not participate in any underwritten registration hereunder unless the Warrantholder (a) agrees to sell such Warrant Shares on the basis provided in any underwriting arrangements (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (c) agrees to pay the Warrantholder’s pro rata portion of all underwriting discounts and commissions.

          8.5. Expenses of Registration. All expenses (other than underwriting discounts and commissions and fees and disbursements of any counsel retained by the Warrantholder) incurred in connection with registration, filings or qualifications pursuant to Section 8 including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company.

          8.6. Indemnification. In the event any Warrant Shares are included in a Registration Statement under this Agreement:

                    8.6.1. To the extent permitted by law, the Company will indemnify and hold harmless the Warrantholder, each person, if any, who controls the Warrantholder, any underwriter (as defined in the Securities Act) for the Warrantholder, and each person, if any, who controls any such underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Holder”), against any losses, claims, damages, expenses, liabilities (joint or several) (collectively, “Claims”) to which any of them may become subject under the 1933 Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions of violations (collectively a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented if the Company files any amendment thereof or supplement thereto with the Securities and Exchange Commission), or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) any violation or alleged violation by the Company of the 1933 Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the 1933 Act, the Exchange Act, or any state securities law. Subject to the restrictions set forth in Section 8.6.3, with respect to the number of legal counsel, the Company shall reimburse Warrantholder and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim, whether or not such claim, investigation or proceeding is brought or initiated by the Company or a third party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8.6(x) shall not apply to a Claim arising out of or based upon a Violation which occurs solely in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Holder expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

                    8.6.2. In connection with any Registration Statement in which the Warrantholder is participating, the Warrantholder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 8.6.1, the Company, each of its directors, each of its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter (collectively and together with an Indemnified Holder, an “Indemnified Party”), against any Claim to which any of them may become subject, under the 1933 Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished to the Company by the Warrantholder expressly for use in connection with such Registration Statement; and the Warrantholder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 8.6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Warrantholder, which consent shall not be unreasonably withheld.

                    8.6.3. Promptly after receipt by an Indemnified Party under Section 8.6 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under Section 8.6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel satisfactory to the Indemnified Parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the Indemnified Party, representation of such Indemnified Party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay for only one legal counsel for the Warrantholder. The failure by an Indemnified Party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under Section 8.6, except to the extent that such failure to notify results in the forfeiture by the indemnifying party or substantive rights or defenses. The indemnification required by Section 8.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          8.7. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8.6 to the fullest extent permitted by law.

          8.8. Transfer Of Registration Rights. The right to sell Warrant Shares pursuant to the Registration Statement described herein will automatically be assigned to each transferee of the Warrant or Warrant Shares permitted under the terms of this Warrant. In the event that it is necessary, in order to permit a Warrantholder to sell Warrant Shares pursuant to the Registration Statement, to supplement or amend the Registration Statement to name such Warrantholder, such Warrantholder shall upon written notice to the Company, be entitled to have the Company make such amendment or supplement as soon as reasonably practicable.

     9. Miscellaneous.

          9.1. Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the subject matter hereof.

          9.2. Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant. Except as otherwise set forth herein, this Warrant may not be assigned, sold, pledged, transferred or otherwise disposed of by the Warrantholder without the prior written consent of the Company.

          9.3. Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning of interpretation of this Warrant.

          9.4. Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          9.5. Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

          9.6. Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail or overnight courier, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

(a)	if to the Company, addressed to:

WMS Industries Inc.
800 S. Northpoint Blvd.
Waukegan, Il 60085
Attention: Executive Vice President and Chief Financial Officer

With a copy to:

WMS Industries Inc.
800 S. Northpoint Blvd.
Waukegan, IL 60085
Attention: Vice President, General Counsel and Secretary

(b)	if to the Warrantholder, addressed to:

Hasbro, Inc.
1011 Newport Avenue
Pawtucket, RI 02862
Attn: General Counsel

With a copy to:

Hasbro, Inc.
1011 Newport Avenue
Pawtucket, RI 02862
Attn: President, Hasbro Properties Group

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, on the next Business

Day if sent by overnight courier, or on the third Business Day after the mailing thereof if sent by U.S. mail.

          9.7. Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

          9.8. Governing Law. This Warrant shall be deemed to be a contract made under the laws of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

          9.9. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

WMS INDUSTRIES INC

By:	/s/ Orrin J. Edidin

Name: Orrin J. Edidin
Title: Executive Vice President and Chief Operating Officer

Dated: September 15, 2003

Exhibit A

EXERCISE FORM

     (To be executed upon exercise of this Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase                 of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order of                 in the amount of $               . The undersigned requests that a certificate for such Warrant Shares be registered in the name of                 and that such certificates be delivered to                 whose address is                                              .

Dated:

Signature

(Print Name)

(Street Address)

(City) (State) (Zip Code)

Signed in the Presence of: